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                                   EXHIBIT 11

                    HOMEOWNERS GROUP, INC. AND SUBSIDIARIES
                    COMPUTATION OF NET LOSS PER COMMON SHARE
                 FOR EACH OF THE THREE YEARS ENDED DECEMBER 31,

                                                                        1995                1994           1993
                                                                        ----                ----           ----
Income (loss) from continuing  operations                              $1,360,590          ($832,535)       ($3,190,879)

Discontinued operation:
Loss from discontinued reinsurance operations                          (3,215,811)               -           (6,227,680)
Loss on reinsurance portfolio transfer                                        -                  -           (9,009,563)
Cumulative effect of change in accounting principle                      (248,913)               -                  -

 Net loss                                                             ($2,104,134)         ($832,535)      ($12,046,364)
                                                                    -------------       ------------       ------------
 Calculation of primary net income (loss) per common share:

  Weighted average common shares outstanding during the year            5,558,350          5,558,350          5,558,350
  Weighted average additional common shares (options)                         -                  -                  841
                                                                    -------------       ------------       ------------
  Weighted average primary common shares oustanding                     5,558,350          5,558,350          5,559,191
                                                                    -------------       ------------       ------------

 Income (loss) from continuing operations per common share                  $0.24             ($0.15)             $0.57

Discontinued operation:
Per share loss from discontinued reinsurance operations                     (0.58)               -                (1.12)
Per share loss on reinsurance portfolio transfer                              -                  -                (1.62)
Per share loss on cumulative effect of change in accounting
  principle                                                                 (0.04)               -                  -
                                                                    -------------       ------------       ------------
Primary net loss per common share                                          ($0.38)            ($0.15)            ($2.17)
                                                                    =============       ============       ============

  Calculation of average fully diluted earnings (loss) per common

    Weighted average common shares outstanding during the year          5,558,350          5,558,350          5,558,350
    Weighted average additional common shares (options)                       -                  -                  902
                                                                    -------------       ------------       ------------
    Weighted average fully diluted common shares outstanding            5,558,350          5,558,350          5,559,252
                                                                    -------------       ------------       ------------

    Income (loss) from continuing operations per share                      $0.24             ($0.15)             $0.57

Discontinued operations:
Per share loss from discontinued reinsurance operations                     (0.58)               -                (1.12)
Per share loss on reinsurance portfolio transfer                              -                  -                (1.62)
Per share loss on cummulative effect of change in
  accounting principle                                                      (0.04)               -                  -
                                                                      -------------       ------------       ------------
  Fully diluted net loss per common share                                  ($0.38)            ($0.15)            ($2.17)
                                                                    =============       ============       ============
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